FORM OF PROXY CARD

PROXY


                        SMITH CORONA CORPORATION
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            65 LOCUST AVENUE
                      NEW CANAAN, CONNECTICUT 06840


The undersigned hereby appoints Thomas C. DeFazio and G. William Sisley, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Smith Corona Corporation held of record by the undersigned on September 23, 1994, at the annual meeting of the Stockholders to be held on November 15, 1994, or any adjournment thereof.


(Continued and to be signed on other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted for the nominees listed in Proposal 1, for Proposals 2 and 3 and in the proxies' discretion with respect to Proposal 4.


1. ELECTION OF DIRECTORS (Instructions: To withhold authority to vote for any individual nominee, strike
                         a line through the nominee's name in the list below)

FOR all nominees   WITHHOLD    William D.Henderson    David H.Clarke
listed (except as  AUTHORITY   John G.Raos            Craig C.Sergeant
marked to the     to vote for  Thomas C.DeFazio       G. Lee Thompson
contrary to the   all nominees George H.Hempstead,III RobertJ.Kammerer
right)            to the right Robert Van Buren       Richard R. West

_____                _____


2. PROPOSAL TO APPROVE AN     3. PROPOSAL TO APPROVE THE
AMENDMENT TO THE COMPANY'S    APPOINTMENT OF DELOITTE & TOUCHE
1990 STOCK OPTION PLAN        LLP AS THE INDEPENDENT PUBLIC
                              ACCOUNTANTS OF THE COMPANY

FOR     AGAINST    ABSTAIN    FOR    AGAINST    ABSTAIN

___      ___        ___       ___      ___        ___

4.IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or the authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ___________________________________
__________________________________________
              Signature
__________________________________________
        Signature, if held jointly

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.